Filed Pursuant to Rule 424(b)(5)
File No. 333-165166

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C	126,500 shares	$1,000.00	$126,500,000	$14,497
Common Shares, no par value	(3)	(3)	(3)	(3)

(1)	Includes 16,500 shares of preferred stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of preferred stock to cover overallotments, if any.
(2)	Calculated in accordance with Rule 457(r).
(3)	Includes an indeterminate number of shares of common stock issuable upon conversion of the shares of preferred stock being registered hereby or in connection with a stock split, stock dividend, recapitalization or similar event for which no registration fee is payable pursuant to Rule 457(i).

P R O S P E C T U S    S U P P L E M E N T

(To prospectus dated March 3, 2010)

Wintrust Financial Corporation

110,000 Shares

5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C

Wintrust Financial Corporation is offering 110,000 shares of our 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, which we refer to as the Preferred Stock.

Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors, at an annual rate of 5.00% per year on the liquidation preference of $1,000 per share. The dividend payment dates will be the fifteenth day of each January, April, July and October, commencing on April 15, 2012.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period. However, with certain limited exceptions, if we have not declared and paid or set aside for payment full quarterly dividends on the Preferred Stock for a particular dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 24.3132 shares of our common stock (which reflects an initial conversion price of $41.13 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The conversion rate will be adjusted as described herein upon the occurrence of certain make-whole acquisition transactions and other events.

The Preferred Stock is not redeemable by us at any time. On or after April 15, 2017, if the closing price of our common stock exceeds 130% of the conversion price for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the Preferred Stock to be automatically converted into common stock at the then prevailing conversion rate.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is listed on the NASDAQ Global Select Market under the symbol “WTFC.” On March 13, 2012, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $35.64 per share.

The shares of the Preferred Stock are not savings accounts, deposits or other obligations of the Company’s bank or nonbank subsidiaries. The shares of Preferred Stock are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the shares of the Preferred Stock involves risks. See “Risk Factors” beginning on page S-10 for a discussion of certain risks that you should consider in connection with an investment in the Preferred Stock.

	Per share	Total
Public offering price	$1,000	$110,000,000
Underwriting discount	$30	$3,300,000
Proceeds, before expenses, to us	$970	$106,700,000

We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 16,500 shares of the Preferred Stock at the public offering price less the underwriting discount, solely to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will deliver the shares of Preferred Stock in book entry only form through the facilities of The Depository Trust Company on or about March 19, 2012.

Joint Book-Running Managers

RBC CAPITAL MARKETS	BOFA MERRILL LYNCH

Co-Managers

SANDLER O’NEILL + PARTNERS, L.P.	WELLS FARGO SECURITIES

The date of this prospectus supplement is March 14, 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Wintrust Financial Corporation at the address or telephone number indicated in the section titled “Where You Can Find More Information” in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Preferred Stock. The second part is the accompanying prospectus dated March 3, 2010, which contains and incorporates by reference important business and financial information about us and other information about the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Preferred Stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

Unless the context indicates otherwise, the terms “Wintrust,” “Company,” “we” and “our” in this prospectus supplement refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean the Company’s year commencing on January 1 and ending on December 31 of that year.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents which we incorporated by reference may contain forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in any of our subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among

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other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•

negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•

changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of recent or future acquisitions;

•	unexpected difficulties and losses related to Federal Deposit Insurance Corporation (“FDIC”) assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	the ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

S-iii

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the possibility that certain European Union member states will default on their debt obligations, which may affect the Company’s liquidity, financial conditions and results of operations;

•

unexpected difficulties or unanticipated developments related to the Company’s strategy of de novo bank formations and openings, which typically require over 13 months of operations before becoming profitable due to the impact of organizational and overhead expenses, startup phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•

legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	changes in capital requirements resulting from Basel II and III initiatives;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its securitization facility and credit facility;

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and

•	significant litigation involving the Company.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by or on behalf of Wintrust. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

This prospectus supplement incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2011;

•

the sections of our Definitive Proxy Statement for the 2011 Annual Meeting of Shareholders filed with the SEC on April 28, 2011 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Current Report on Form 8-K, filed with the SEC on January 13, 2012; and

•

the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Investor Relations

Wintrust Financial Corporation

727 North Bank Lane

Lake Forest, Illinois 60045

(847) 615-4096

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2011. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Notes Concerning Forward-Looking Statements” in this prospectus supplement.

Wintrust Financial Corporation

Wintrust Financial Corporation, an Illinois corporation which was incorporated in 1992, is a financial holding company based in Lake Forest, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southeastern Wisconsin through our fifteen wholly owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly owned subsidiary, First Insurance Funding Corporation, and short-term accounts receivable financing and outsourced administrative services through our wholly owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southeastern Wisconsin through three separate subsidiaries, including The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.

As of December 31, 2011, we had total assets of approximately $15.9 billion, total loans of approximately $10.5 billion, total deposits of approximately $12.3 billion, and total shareholders’ equity of approximately $1.5 billion.

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois 60045, telephone number: (847) 615-4096.

THE OFFERING

The following information about the Preferred Stock summarizes, and should be read in conjunction with, the information contained elsewhere in this prospectus supplement and in the accompanying prospectus, including the section “Description of Preferred Stock” in the accompanying prospectus. As used in this section, the terms “Wintrust,” “us,” “we” or “our” refer to Wintrust Financial Corporation and not any of its subsidiaries.

Issuer	Wintrust Financial Corporation, an Illinois corporation.

Securities Offered	110,000 shares (or 126,500 shares if the underwriters’ overallotment option is exercised in full) of 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C.

Dividends	Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds at an annual rate of 5.00% on the liquidation preference of $1,000 per share.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

Dividend Payment Dates	January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2012. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to but excluding the following dividend payment date is referred to as a dividend period. Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.

Dividend Stopper	So long as any share of Preferred Stock remains outstanding,

•

no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (as defined below under “Description of Preferred Stock — General”) (other than a dividend payable solely in shares of junior securities) and

•	no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (a) as a result of a reclassification of junior securities for or into other junior securities, (b) repurchases, redemptions or acquisitions in connection with any employment contract, benefit plan or similar arrangements with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan providing for the purchase of junior securities by shareholders from us, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities and (d) conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Preferred Stock (as defined below under “Description of Preferred Stock — General”) have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment, dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity securities bear to each other.

Redemption	The Preferred Stock is not redeemable by us at any time.

Maturity	Perpetual.

Conversion Right	Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 24.3132 shares of our common stock (which reflects an initial conversion price of $41.13 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments and subject to the limitations set forth below under “— Limitation on Beneficial Ownership.”

If the conversion date is on or prior to the record date for any declared cash dividend on the Preferred Stock for the dividend period in which you elect to convert, you will not receive any declared cash dividends for that dividend period. If the conversion date is after the record date for any declared cash dividend on the Preferred Stock and prior to the corresponding dividend payment date, you will receive that cash dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of the Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below.

Mandatory Conversion at Our Option	On or after April 15, 2017, we may, at our option, at any time or from time to time, cause some or all of the Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

Conversion upon Certain Acquisitions	The following provisions will apply if one of the following events occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; except that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, consists of shares of common stock or American Depositary Receipts in respect of common stock that is traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

Upon a make-whole acquisition, we will, under certain circumstances, be required to pay a make-whole adjustment in the form of an increase in the conversion rate upon any conversions of the Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date as described herein. The make-whole adjustment will be payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the make-whole acquisition.

The amount of the make-whole adjustment, if any, will be based on the stock price and the effective date of the make-whole acquisition. A description of how the make-whole adjustment will be determined and a table showing the make-whole adjustment that would apply at various stock prices and effective dates is set forth under “Description of Preferred Stock — Conversion upon Fundamental Change.”

Conversion upon Fundamental Change

If the reference price (as defined under “Description of Preferred Stock — Conversion upon Fundamental Change”) in connection with a fundamental change (as defined under “Description of Preferred Stock — Conversion upon Fundamental Change”) is less than the applicable conversion price, each share of the Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $17.82, which we refer to as the base price, which is 50% of the closing price of our common stock on the date immediately prior to the date of this prospectus supplement, subject to adjustment. If the reference price is less than the base price, holders will receive a maximum of 56.1167 shares of our common stock per share of the Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion. See “Description of Preferred Stock — Conversion upon Fundamental Change.”

Limitation on Beneficial Ownership	Notwithstanding the foregoing, no holder of the Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. You will not have the right to vote any shares of common stock that are not delivered to you as a result of this limitation, and dividends will not be payable on such shares of common stock before they are delivered to you. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily.

Reorganization Events (Including Mergers)	The following provisions apply in the event of certain “reorganization events,” which include, subject to certain exceptions:

•	any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property;

•

any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets in each case pursuant to which our common stock will receive a distribution of cash, securities or other property; or

•	certain reclassifications of our common stock or statutory exchanges of our securities.

Each share of the Preferred Stock outstanding immediately prior to such reorganization event, without the consent of the holders of the Preferred Stock, will become convertible into the kind and amount of securities, cash, and other property or assets that a holder (that was not the counterparty to the reorganization event or an affiliate of such other party) of a number of shares of our common stock equal to the conversion rate per share of Preferred Stock prior to the reorganization event would have owned or been entitled to receive upon the reorganization event. See “Description of Preferred Stock — Reorganization Events.”

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things:

•	increases in cash dividends on our common stock;

•	dividends or distributions in common stock or other property;

•	certain issuances of stock purchase rights;

•	certain self tender offers; or

•	subdivisions, splits and combinations of the common stock.

See “Description of Preferred Stock — Anti-Dilution Adjustments.”

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock will be entitled to receive, out of our assets that are legally available for distribution to shareholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $1,000 per share of the Preferred Stock plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity securities and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights	The holders of the Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Preferred Stock, in the case of certain dividend arrearages and except as specifically required by Illinois law. For more information about voting rights, see “Description of Preferred Stock — Voting Rights.”

Ranking	The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust Financial Corporation. The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, on a parity with our existing 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the series A preferred stock, and each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust Financial Corporation. See “Description of Preferred Stock — General.”

Preemptive Rights	None.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $106.4 million, or approximately $122.4 million if the underwriters exercise their overallotment option in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.

Material U.S. Federal Income Tax Considerations

For a discussion of material U.S. federal income tax considerations of purchasing, owning, converting and disposing of the Preferred Stock and of acquiring, beneficially owning and disposing of our common stock received in respect thereof, see “Material U.S. Federal Income Tax Considerations.” Dividends received by non-corporate U.S. Holders, including individuals, in taxable years beginning before January 1, 2013 generally will be subject to reduced rates of taxation, subject to certain conditions and limitations. Dividends paid to corporate U.S. Holders generally should be eligible for the dividends-received deduction, subject to certain conditions and limitations. Dividends paid to Non-U.S. Holders generally should be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty.

No Listing	The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system.

Risk Factors	Investing in the Preferred Stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Preferred Stock set forth under “Risk Factors” in this prospectus supplement as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair Wintrust’s business operations. This prospectus supplement is qualified in its entirety by these risk factors. If any of these risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

The Preferred Stock is equity and is subordinate to all of our existing and future indebtedness; our ability to declare dividends on the Preferred Stock may be limited.

Shares of the Preferred Stock are equity interests in Wintrust and do not constitute indebtedness. As such, shares of the Preferred Stock will rank junior to all indebtedness and other non-equity claims on Wintrust with respect to assets available to satisfy claims on Wintrust, including in a liquidation of Wintrust. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only when, as and if authorized and declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including our banks. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which our banks and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Although we maintain cash positions for liquidity at the holding company level, if our banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to pay dividends to our common or preferred shareholders. See “Bank Regulation; Bank Holding Company and Subsidiary Regulations — Dividend Limitations,” “Bank Regulation; Additional Regulation of Dividends” and “We are a bank holding company, and our sources of funds, including to pay dividends, are limited” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of regulatory and other restrictions on dividend declarations.

Our ability to pay dividends is also subject to restrictions in our series A preferred stock, which ranks equally with the Preferred Stock as to the payment of dividends. The payment of dividends is also subject to compliance with certain financial covenants under the Company’s revolving line of credit as well as restrictions arising under the terms of the Company’s debt securities underlying its trust preferred securities and tangible equity units as described below under “If we are deferring payments on our outstanding junior subordinated amortizing notes or our junior subordinated debentures or under certain other circumstances as set forth in the respective indentures governing those securities, we will be prohibited from making distributions on or purchasing the Preferred Stock.”

Dividends on the Preferred Stock are non-cumulative.

Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preferred Stock will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors does not authorize and declare such dividend before the related dividend payment date, whether or not dividends are authorized and declared for any subsequent dividend period with respect to the Preferred Stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Preferred Stock or no dividend for any quarter even if funds are available. Factors that would be considered by our board of directors in making this determination are our financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our board of directors may deem relevant.

If we are deferring payments on our outstanding junior subordinated amortizing notes or our junior subordinated debentures or under certain other circumstances as set forth in the respective indentures governing those securities, we will be prohibited from making distributions on or purchasing the Preferred Stock.

Subject to certain exceptions, the terms of our outstanding junior subordinated amortizing notes and junior subordinated debentures underlying our tangible equity units and trust preferred securities, respectively, prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated amortizing notes or junior subordinated debentures or under certain other circumstances set forth in the respective indentures governing those securities. Without notice to or consent from the holders of the Preferred Stock, we may issue additional series of junior subordinated amortizing notes or junior subordinated debentures in the future with terms similar to our existing junior subordinated amortizing notes and junior subordinated debentures or enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Preferred Stock.

The market price of the Preferred Stock will be directly affected by the market price of our common stock, which may be volatile, and this may make it difficult for you to sell the Preferred Stock or common stock issuable upon conversion of the Preferred Stock when you want or at prices you find attractive.

To the extent that a secondary market for the Preferred Stock develops, we believe that the market price of the Preferred Stock will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Preferred Stock than would be expected for non-convertible preferred stock. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	developments in our business or in the financial sector generally;

•

legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions, and other material events by us or our competitors;

•	changes in the credit, mortgage, and real estate markets, including the market for mortgage-related and other asset-backed securities;

•

negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect our liquidity and the performance of our loan portfolios, particularly in the markets in which we operate; and

•	the failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of recent or future acquisitions.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock, and, in turn, the Preferred Stock.

In addition, we expect that the market price of the Preferred Stock will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of events affecting us that do not require an adjustment to the conversion rate.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock or the Preferred Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or preferred stock, including the Preferred Stock, could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this offering or the perception that such sales could occur.

Each share of Preferred Stock will be convertible at the option of the holder thereof into shares of our common stock, subject to anti-dilution adjustments. The conversion of some or all of the Preferred Stock will dilute the ownership interest of existing holders of our common stock. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Preferred Stock. In addition, the existence of our Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Preferred Stock could depress the price of our equity securities.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of voting parity securities then outstanding, voting together as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment for the relevant period or periods specified by the terms of such preferred stock, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

The issuance of additional shares of preferred stock could adversely affect holders of common stock, which may negatively impact your investment.

Our board of directors is authorized to cause us to issue additional series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business and other terms. If we issue shares of preferred stock in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Preferred Stock.

Holders of the Preferred Stock will have no rights as holders of common stock until they acquire the common stock.

Prior to the conversion of your Preferred Stock into common stock, you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Preferred Stock — Voting Rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, but your investment in the Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date, subject to the limitations described under Description of Preferred Stock — Limitation on Beneficial Ownership.” For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not, subject to limited exceptions, be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock that may occur as a result of such amendment. For information regarding the voting rights of the holders of the Preferred Stock with respect to amendments of our articles of incorporation, see “Description of Preferred Stock—Voting Rights.”

You will have limited voting rights.

Until and unless we are in arrears on our dividend payments on the Preferred Stock for six dividend periods, whether consecutive or not, you will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Stock and certain other matters and except as may be required by Illinois law. If dividends on the Preferred Stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full quarterly dividends for four consecutive dividend periods. See “Description of Preferred Stock — Voting Rights.” Holders of our series A preferred stock have a separate right to elect two directors to our board.

The Preferred Stock is a new series of securities and an active trading market for it may not develop.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange. There can be no assurance that an active trading market for the Preferred Stock will develop, or, if developed, that an active trading market will be maintained. Certain of the underwriters have advised us that they intend to facilitate secondary market trading by making a market in the Preferred Stock. However, the underwriters are not obligated to make a market in the Preferred Stock and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the Preferred Stock may be adversely affected.

Your ability to receive shares of common stock upon conversion may be impaired.

Because we are a bank holding company, purchasers of 10% or more of our common stock (or securities convertible into 10% or more of our common stock) may be required to obtain approvals under the Change in Bank Control Act of 1978, as amended, or the Bank Holding Company Act of 1956, as amended (and in certain cases such approvals may be required at a lesser percentage of ownership). Notwithstanding any other provision of the Preferred Stock, no holder of Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. This limitation on beneficial ownership will not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily. See “Description of Preferred Stock — Limitation on Beneficial Ownership” and “Description of Preferred Stock — Mandatory Conversion at Our Option.”

The Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock only after all of our liabilities have been paid. In addition, the Preferred Stock will rank on parity with our series A preferred stock and any other series of preferred stock that we may issue the terms of which provide that such preferred stock ranks equally with the Preferred Stock and will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus your ability as a holder of the Preferred Stock to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders. As of December 31, 2011, we had total consolidated liabilities of approximately $14.4 billion. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock then outstanding.

The conversion rate of the Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Preferred Stock or the common stock issuable upon conversion of the Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of a share of Preferred Stock is subject to adjustment for certain events arising from increases in cash dividends on our common stock, dividends or distributions in common stock or other property, certain issuances of stock purchase rights, certain self tender offers, subdivisions, splits and combinations of the common stock and certain other actions by us that modify our capital structure. See “Description of Preferred Stock — Anti-Dilution Adjustments.” We will not adjust the conversion rate for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Preferred Stock. In addition, except as described under “Underwriting,” we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

A change in control with respect to us may not constitute a make-whole acquisition or a fundamental change for the purpose of the Preferred Stock.

The Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change in control with respect to us, except upon the occurrence of a make-whole acquisition or a fundamental change to the extent described under “Description of Preferred Stock — Conversion Upon Certain Acquisitions” and “Description of Preferred Stock — Conversion Upon Fundamental Change,” respectively. However, the terms “make-whole acquisition” and “fundamental change” are limited and may not include every change-in-control event that might cause the market price of the Preferred Stock to decline. As a result, your rights under the Preferred Stock may not preserve the value of the Preferred Stock in the event of a change in control with respect to us. In addition, any change in control with respect to us may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the Preferred Stock.

The delivery of additional make-whole shares in respect of conversions following a make-whole acquisition or adjustment to the conversion rate in respect of conversions following a fundamental change may not adequately compensate you.

If a make-whole acquisition occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The number of make-whole shares, if any, will be based on the stock price and the effective date of the make-whole acquisition. See “Description of Preferred Stock — Conversion upon Certain Acquisitions.” Although this adjustment is designed to compensate you for the lost option value of your Preferred Stock, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

In addition, if a fundamental change occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date. See “Description of Preferred Stock — Conversion upon Fundamental Change.” However, if the applicable reference price is less than the base price of $17.82, subject to adjustment, holders will receive a maximum of 56.1167 shares of our common stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock.

Our obligation to deliver make-whole shares or to adjust the conversion rate in respect of conversions following a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

You may be subject to tax upon an adjustment to the conversion rate of the Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Preferred Stock is subject to adjustment in certain circumstances, as described below under “Description of Preferred Stock — Conversion Upon Certain Acquisitions, —Conversion upon Fundamental Change and — Anti-Dilution Adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as certain cash dividends, or is increased upon a make-whole acquisition or fundamental change, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our current or accumulated earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. It is possible that U.S. federal tax on the deemed dividend would be withheld from subsequent payments on the Preferred Stock or our common stock. See “Material U.S. Federal Income Tax Considerations.”

Anti-takeover provisions could negatively impact our shareholders.

Certain provisions of our articles of incorporation, by-laws and Illinois law may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. For example, our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions. In addition, our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the Illinois Business Corporation Act, which would make it more difficult for another party to acquire us without the approval of our board of directors.

The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including the Preferred Stock, must be taken into account in calculating a shareholder’s aggregate holdings of Wintrust common stock.

These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $106.4 million, or approximately $122.4 million if the underwriters exercise their overallotment option in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our capitalization and short-term indebtedness at December 31, 2011:

(1) on a consolidated basis; and

(2) on a consolidated basis as adjusted to reflect the sale of 110,000 shares of Preferred Stock and excluding any shares that may issued pursuant to the underwriters’ overallotment option (“this Offering”) (after deducting underwriting discounts and commissions and estimated offering expenses);

This table should be read in conjunction with the risk factors and our consolidated financial statements and related notes for the year ended December 31, 2011 included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of December 31, 2011
	Actual	As Adjusted for this Offering
	(In thousands)
	(Unaudited)

Indebtedness:
Securities sold under repurchase agreements and other	$413,333	$413,333
Federal Home Loan Bank advances	474,481	474,481
Notes payable	52,822	52,822
Secured borrowings — owed to securitization investors	600,000	600,000
Subordinated notes	35,000	35,000
Amortizing notes	30,420	30,420
Junior subordinate debentures	249,493	249,493

Total indebtedness	$1,855,549	$1,855,549
Shareholders’ Equity:
Preferred stock, no par value; 20,000,000 shares authorized:
Series A — $1,000 liquidation value; 50,000 shares issued and outstanding	$49,768	$49,768
Series C — $1,000 liquidation value; 110,000 shares issued and outstanding	—	110,000
Common Stock, no par value; $1.00 stated value; 60,000,000 shares authorized; 35,981,950 shares issued actual	35,982	35,982
Surplus	1,001,316	997,716
Treasury stock, at cost, 3,601 shares	(112)	(112)
Retained earnings	459,457	459,457
Accumulated other comprehensive loss	(2,878)	(2,878)

Total shareholders’ equity	$1,543,533	$1,649,933

Total capitalization	$3,399,082	$3,505,482

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the calculation of the ratio of earnings to fixed charges and preferred stock dividends for the last five years.

(dollars in thousands)
		Years ended December 31,
		2011		2010		2009		2008		2007
Income before income taxes	A	$128,033		$100,807		$117,504		$30,641		$83,824

Interest expense:
Interest on deposits		$87,938		$123,779		$171,259		$219,437		$294,914
Interest on other borrowings	C	56,478		53,492		44,479		50,719		55,093

Total interest expense	B	$144,416		$177,271		$215,738		$270,156		$350,007

Dividends on preferred shares(1)	D	$6,592		$44,810		$27,009		$3,377		$—
Ratio of earnings to fixed charges and preferred stock dividends:
Including deposit interest	(A+B) / (B+D)	1.80	x	1.25	x	1.37	x	1.10	x	1.24	x
Excluding deposit interest	(A+C) / (C+D)	2.93	x	1.57	x	2.27	x	1.50	x	2.52	x

(1)	The dividends on preferred shares were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.

DESCRIPTION OF PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, referred to herein as the Preferred Stock. Terms that apply generally to our preferred stock are described under “Description of Capital Stock” in the accompanying prospectus. The terms of the Preferred Stock will include those stated in a statement of resolutions of our Board of Directors establishing and designating the Preferred Stock that is filed with the Secretary of State of the State of Illinois, which we refer to as the “certificate of designations”, and which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into this prospectus supplement and the accompany prospectus and the registration statement of which they form a part. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated articles of incorporation, as amended (our “Articles of Incorporation”), including the certificate of designations for the Preferred Stock. You should read our Articles of Incorporation, including the certificate of designations, for the provisions that are important to you.

As used in this section, the terms “Wintrust,” “us,” “we” or “our” refer to Wintrust Financial Corporation and not any of its subsidiaries.

General

Our Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock, no par value per share. Prior to the issuance of the Preferred Stock, of the 20,000,000 shares of authorized preferred stock, 50,000 have been designated 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the series A preferred stock. The series A preferred stock was issued and sold in August 2008. In December 2008, we issued and sold 250,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the series B preferred stock, to the U.S. Department of Treasury under the Troubled Asset Relief Program — Capital Purchase Program. We repurchased all 250,000 shares of the series B preferred stock in December 2010. We subsequently cancelled the series B preferred stock and returned it, together with all other shares of authorized and designated but unissued shares of preferred stock, to the status of authorized but undesignated shares of preferred stock. As of March 12, 2012, 50,000 shares of series A preferred stock were issued and outstanding.

When issued, the Preferred Stock will constitute a single series of our 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, consisting of up to 110,000 shares (or up to 126,500 shares if the underwriters’ overallotment option is exercised in full), no par value per share, having a liquidation preference of $1,000 per share. The holders of the Preferred Stock will have no preemptive rights. All of the shares of the Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable. The Preferred Stock is perpetual and does not have a maturity date.

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the series A preferred stock and each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust (collectively, the “parity securities”) and, on a parity with the series A preferred stock for all other purposes, unless otherwise specifically noted (see “— Voting Rights”) and (2) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust (collectively, the “junior securities”). See “Description of Capital Stock” in the accompanying prospectus for a description of our authorized preferred shares.

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities with similar voting rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “— Voting Rights.” We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity securities and junior securities.

As of the date of this prospectus supplement, we are authorized to issue up to 60,000,000 shares of common stock, no par value per share. As of March 12, 2012, 36,255,630 shares of our common stock were issued and outstanding.

Dividends

Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at an annual rate equal to 5.00%. Subject to the foregoing, dividends will be payable in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “dividend payment date”) commencing on April 15, 2012. Each dividend will be payable to holders of record as they appear on our stock register on the first day of the month, whether or not a business day, in which the relevant dividend payment date occurs. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to but excluding the following dividend payment date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

There is no sinking fund with respect to dividends.

For a discussion of the tax consequences of dividends paid on the Preferred Stock, see “Material U.S. Federal Income Tax Considerations — U.S. Holders — Dividends” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Dividends.”

Dividend Stopper

So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, (b) repurchases, redemptions or acquisitions in connection with any employment contract, benefit plan or similar arrangements with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan providing for the purchase of junior securities by shareholders from us, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities and (d) conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity securities bear to each other.

Redemption

The Preferred Stock will not be redeemable either at our option or at the option of the holders. The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Optional Conversion Right

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 24.3132 shares of our common stock (which reflects an initial conversion price of $41.13 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”) and subject to the limitations set forth below under “— Limitation on Beneficial Ownership.”

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. The initial applicable conversion price shall be $41.13.

If the conversion date is on or prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the corresponding dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares of

Preferred Stock are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below under “— Mandatory Conversion at Our Option,” “— Conversion upon Certain Acquisitions” and “— Conversion upon Fundamental Change,” respectively.

Mandatory Conversion at Our Option

On or after April 15, 2017, we may, at our option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

If less than all of the shares of Preferred Stock are converted, the conversion agent will select the Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary. If the conversion agent selects a portion of your Preferred Stock for partial mandatory conversion and you convert a portion of the same shares of Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion.

We refer to the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our common stock on the NASDAQ Global Select Market as the “closing price” of the common stock on any determination date. If the common stock is not traded on the NASDAQ Global Select Market on any determination date, the closing price of the common stock on any determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or if the common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” is a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

For purposes of this prospectus supplement, all references to the closing price and last reported sale price of the common stock on the NASDAQ Global Select Market shall be such closing price and last reported sale price as reflected on the website of the NASDAQ Global Select Market (http://www.nasdaq.com) or any successor thereto, and as reported by Bloomberg Professional Service or any successor thereto; except that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Global Select Market will govern.

For purposes of calculating the “closing price” of our common stock, if a reorganization event (as defined below under “— Reorganization Events”) has occurred and (1) the exchange property consists only of shares of common stock, the “closing price” shall be based on the closing per share price of such common stock; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the reorganization event.

To exercise the mandatory conversion right described above, we must provide a notice of such conversion to each holder of our Preferred Stock or issue a press release for publication and make this information available on our website, if any. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no more than 20 and not less than 10 days after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of our common stock to be issued upon conversion of each share of Preferred Stock; and

•	the number of shares of Preferred Stock to be converted.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of the Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. You will not have the right to vote any shares of common stock that are not delivered to you as a result of this limitation, and dividends will not be payable on such shares of common stock before they are delivered to you. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into shares of our common stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, shares of our common stock will be issued to you or your designee upon presentation and surrender of the certificate evidencing the Preferred Stock to the conversion agent if shares of the Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary’s procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of a holder, if the holder’s interest is in certificated form, the holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Preferred Stock is initially the transfer agent. A holder may obtain a copy of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us described above. Payments of cash for dividends and in lieu of fractional shares and, if shares of our common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates or uncertificated shares, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date, except to the extent that all or a portion of such common stock is subject to the limitation on beneficial ownership described under “— Limitation on Beneficial Ownership.” Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

Conversion upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; except that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”) as described below.

At least 20 days prior to the anticipated effective date of a make-whole acquisition, we will notify holders of the anticipated effective date of the transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the anticipated date by which each holder’s make-whole acquisition conversion right must be exercised. We will also notify holders on the effective date of such make-whole acquisition specifying, among other things, the date by which the holder’s make-whole acquisition conversion right must be exercised (which is 30 days after the effective date), the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Preferred Stock, if the shares of Preferred Stock are held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert, a holder must comply with the requirements listed above under “— Conversion Procedures” and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right, such holder’s shares of the Preferred Stock will remain outstanding but will not be eligible to receive make-whole shares.

Make-Whole Shares. The following table sets forth the number of make-whole shares per share of Preferred Stock for each stock price and effective date set forth below:

	Stock Price
Effective Date	$35.64	$37.50	$40.00	$42.50	$45.00	$50.00	$60.00	$75.00	$100.00	$125.00	$150.00
March 19, 2012	3.7452	3.5000	3.1890	2.9470	2.7480	2.3460	1.8530	1.3740	0.8950	0.5950	0.4000
April 15, 2013	3.7452	3.1267	2.8616	2.6331	2.4035	2.0448	1.5992	1.2127	0.8523	0.6291	0.4633
April 15, 2014	3.7452	2.7153	2.4571	2.2329	2.0207	1.7217	1.3413	1.0714	0.7519	0.5826	0.4559
April 15, 2015	3.7452	2.5935	2.0221	1.7823	1.5873	1.2979	0.9945	0.7328	0.5452	0.1773	0.0899
April 15, 2016	3.7452	2.4602	1.6917	1.4181	1.1962	0.8772	0.6041	0.3163	0.1989	0.1155	0.0614
April 15, 2017 and after	3.7452	2.3535	1.5560	1.2430	0.9670	0.4940	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our shares of common stock receive only cash in the make-whole acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing prices per share of our common stock on each of the 10 consecutive trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “— Anti-Dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $150.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock; and

•	if the stock price is less than $35.64 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock.

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Conversion upon Fundamental Change

If the reference price (as defined below) in connection with a fundamental change (as defined below) is less than the applicable conversion price each share of Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $17.82, which is 50% of the closing price of our common stock on the date immediately prior to the date of this prospectus supplement, subject to adjustment (the “base price”). The base price will be adjusted as of any date the conversion rate of the Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 56.1167 shares of our common stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

The “reference price” is the price per share of common stock in connection with such fundamental change. If the holders of our shares of common stock receive only cash in connection with the fundamental change, the reference price shall be the cash amount paid per share. Otherwise the reference price shall be the average of the closing price per share of our common stock on the ten trading days up to but not including the effective date of the fundamental change.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors;

(b) consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or

(c) shares of our common stock, or shares of any other stock into which the Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in paragraph (b) above);

provided, however, that a fundamental change with respect to a transaction described in clauses (a) or (b) above will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “— Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “— Conversion Upon Certain Acquisitions”).

Reorganization Events

In the event of:

(a) any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;

(b) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, in each case pursuant to which our common stock will receive a distribution of cash, securities or other property of us or another person;

(c) any reclassification of the common stock into securities, including securities other than the common stock; or

(d) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Preferred Stock, become convertible into the kind and amount of securities, cash and other property or assets that a holder (that was not the counterparty to the reorganization event or an affiliate of such other party) of a number of shares of common stock equal to the conversion rate per share of the Preferred Stock prior to the reorganization event would have owned or been entitled to receive upon the reorganization event (such securities, cash and other property or assets, the “exchange property”). In the event that holders of the shares of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of Preferred Stock at an adjusted conversion rate in the event of certain acquisitions as described under “— Conversion upon Certain Acquisitions” and “— Conversion upon Fundamental Change.” In connection with certain reorganization events, holders of the Preferred Stock may have the right to vote as a class, see “— Voting Rights.”

Anti-Dilution Adjustments

The conversion rate will be adjusted in the following circumstances:

(1) If we pay dividends or other distributions on the common stock in common stock, then the conversion rate in effect immediately prior to the ex-date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to ex-date for such dividend or distribution.

OS1 =	the sum of the number of shares of common stock outstanding immediately prior to the ex-date for such dividend or distribution plus the total number of shares of our common stock constituting such dividend or distribution.

(2) If we subdivide, split or combine the shares of common stock, then the conversion rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of common stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

(3) If we issue to all or substantially all holders of the shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of our common stock at less than the current market price, as defined below, of the common stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0 =	the number of shares of common stock outstanding immediately prior to the ex-date for such distribution.

X =	the total number of shares of common stock issuable pursuant to such rights or warrants.

Y =	the number of shares of common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to such conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors).

(4) If we distribute to all or substantially all holders of shares of our common stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (1) above, any rights or warrants referred to in clause (3) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “distributed property”), then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV

Where,

SP0 =	the current market price per share of common stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of common stock on such date as determined by our board of directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall receive on the date on which the distributed property is distributed to holders of the shares of our common stock, for each share of Preferred Stock, the amount of distributed property such holder of Preferred Stock would have received had such holder of Preferred Stock owned a number of shares of our common stock equal to the conversion rate on the ex-date for such distribution.

In a “spin-off,” where we make a distribution to all or substantially all holders of our shares of common stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the conversion rate will be adjusted on the fifteenth trading day after the effective date of the distribution by multiplying such conversion rate in effect immediately prior to such fifteenth trading day by the following fraction:

MP0 + MPs
MP0

Where,

MP0 =	the average of the closing prices of the common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution.

MPS =	the average of the closing prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of our common stock on such date as determined by our board of directors.

(5) If we make a distribution consisting exclusively of cash to all or substantially all holders of the common stock, excluding (a) any regularly scheduled semi-annual cash dividend on the common stock to the extent that the aggregate cash dividend per share of the common stock does not exceed $0.09 in any semi-annual period (the “dividend threshold amount”), (b) any cash that is distributed in a reorganization event (as described below) or as part of a “spin-off” referred to in clause (4) above, (c) any dividend or distribution in connection with our liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, then in each event, the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV

Where,

SP0 =	the closing price per share of common stock on the trading day immediately preceding the ex-date.

DIV =	the amount per share of common stock of the dividend or distribution, as determined pursuant to the following paragraph.

If an adjustment is required to be made as set forth in this clause as a result of a distribution (1) that is a regularly scheduled semi-annual dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (2) that is not a regularly scheduled semi-annual dividend, such adjustment would be based on the full amount of such distribution.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5).

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of shares of our common stock, for each share of Preferred Stock, the amount of cash such holder would have received had such holder owned a number of shares equal to the conversion rate on the ex-date for such distribution.

(6) If we or any of our subsidiaries successfully complete a tender or exchange offer for our common stock where the cash and the value of any other consideration included in the payment per share of the common stock exceeds the closing price per share of the common stock on the trading day immediately succeeding the expiration of the tender or exchange offer, then the conversion rate in effect at the close of business on such immediately succeeding trading day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

Where,
SP0	=	the closing price per share of common stock on the trading day immediately succeeding the expiration of the tender or exchange offer.

OS0	=	the number of shares of common stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1	=	the number of shares of common stock outstanding immediately after the expiration of the tender or exchange offer.

AC	=	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by our board of directors.

In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be such conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

(7) To the extent that we have a rights plan in effect with respect to the common stock on any conversion date, upon conversion of any shares of the Preferred Stock, you will receive, in addition to the shares of our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our common stock, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of the common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In addition, we may make such increases in the conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of the shares (or issuance of rights or warrants to acquire the shares) or from any event treated as such for income tax purposes or for any other reason.

For a discussion of the tax consequences of a change in the conversion rate, see “Material U.S. Federal Income Tax Considerations — U.S. Holders — Adjustment of the Conversion Rate” and “Material U.S.

Federal Income Tax Considerations — Non-U.S. Holders — Adjustment of the Conversion Rate” in this prospectus supplement.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share of common stock. No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that on an optional conversion date (including any conversion in connection with a make-whole acquisition or a fundamental change) or a mandatory conversion date, adjustments to the conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the Preferred Stock, without having to convert the Preferred Stock, as if they held the full number of shares of common stock into which a share of the Preferred Stock may then be converted.

The applicable conversion rate will not be adjusted:

(a) upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b) upon the issuance of any shares of common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any shares of common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the shares of Preferred Stock were first issued;

(d) for a change in the par value or no par value of the common stock; or

(e) for accrued and unpaid dividends on the Preferred Stock.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.

The “current market price” on any date is the average of the daily closing prices per share of the common stock or other securities on each of the five consecutive trading days preceding the earlier of the day before the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. The term “ex-date,” when used with respect to any such issuance or distribution, means the first date on which the common stock or other securities trade without the right to receive such issuance or distribution.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

Common Stock Rights

Reference is made to the “Description of Capital Stock” for a description of the rights of holders of common stock to be delivered upon conversion of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

The holders of the Preferred Stock do not have voting rights other than those described below, except as specifically required by Illinois law.

Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive (a “nonpayment”), the holders of such shares of preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “designated directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted); and provided further that our board of directors shall, at no time, include more than two designated directors. In that event, the number of directors on our board will automatically increase by two, and the new directors will be elected at a special meeting called at the request of the holders of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, subject to the divestment of such rights, as described below. Holders of the Preferred Stock will not, in respect of their shares of Preferred Stock, have the right to nominate, vote upon or remove directors who may be nominated or elected by holders of the series A preferred stock by reason of our failure to pay dividends on either the Preferred Stock or the series A preferred stock and will not have the right to call a special meeting in respect of the nomination, election or removal of such directors.

As used in this prospectus supplement, “voting preferred stock” means any and all series of our preferred stock ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and does not include the series A preferred stock. Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.

If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will terminate and the number of directors on our board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any designated director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a designated director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the designated director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted). Each designated director will each be entitled to one vote on any matter.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either at a meeting or, if permitted by our Articles of Incorporation, in writing:

•

amend or alter the provisions of our Articles of Incorporation or the certificate of designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•

amend, alter or repeal the provisions of our Articles of Incorporation or the certificate of designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Preferred Stock for this purpose), then only the series of preferred stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of preferred stock.

Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, and to the extent permitted by law, we may amend, alter, supplement, or repeal any terms of our Articles of Incorporation or the certificate of designations for the shares of Preferred Stock for the following purposes:

•	to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Preferred Stock.

Miscellaneous

We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding. Any shares of the Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent

IST Shareholder Services will act as initial transfer agent, registrar and paying agent for the payment of dividends for the Preferred Stock and the conversion agent for the conversion of the Preferred Stock.

We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

Replacement of Preferred Stock Certificates

If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.

However, we are not required to issue any certificates representing the Preferred Stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for all of the Preferred Stock. We will issue the Preferred Stock only as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. We will issue and deposit with DTC one or more fully-registered global certificates for the Preferred Stock representing, in the aggregate, the total number of the shares of Preferred Stock to be sold in the offering.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Preferred Stock, so long as the corresponding securities are represented by global security certificates.

In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in global securities transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security representing the Preferred Stock are as follows:

•	if DTC is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Stock and we are unable to locate a qualified successor; or

•	we at our option elect to terminate the book-entry system through DTC.

If a global security is terminated, only DTC, and not we or the depositary, is responsible for deciding the names of the institutions in whose names the shares of Preferred Stock represented by the global security will be registered and, therefore, who will be the holders of those shares.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of shares of Preferred Stock under the DTC system must be made by or through direct participants, who will receive a credit for the Preferred Stock on DTC’s records. The ownership interest of each actual purchaser of each share of Preferred Stock is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owners purchased shares of Preferred Stock. Transfers of ownership interests in shares of Preferred Stock are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in shares of Preferred Stock, unless the book-entry system for the Preferred Stock is discontinued.

DTC has no knowledge of the actual beneficial owners of the shares of Preferred Stock. DTC’s records reflect only the identity of the direct participants to whose accounts the shares of Preferred Stock are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct and indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

Although voting on the Preferred Stock is limited to the holders of record of the Preferred Stock, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the shares of Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make dividend payments on the Preferred Stock to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. The paying agent will be responsible for payment of dividends to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on the Preferred Stock at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, certificates for the shares of Preferred Stock must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary).

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be reliable, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each share of Preferred Stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of the Preferred Stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, (ii) plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans or plans (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the shares of the Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the shares of the Preferred Stock were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any shares of the Preferred Stock by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the shares of the Preferred Stock. Those class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) provides an exemption for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

No assurance can be made that all of the conditions of any such exemption will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the shares of the Preferred Stock by a Plan, the shares of the Preferred Stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the shares of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the shares of Preferred Stock or any interest in the shares of the Preferred Stock will be deemed to have represented by its purchase and holding of the shares of the Preferred Stock that either:

•	it is not a Plan and is not purchasing the shares of the Preferred Stock or interest in the shares of the Preferred Stock on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the shares of the Preferred Stock or interest in the shares of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of shares of the Preferred Stock on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of shares of the Preferred Stock, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the shares of the Preferred Stock by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of shares of the Preferred Stock to a Plan is in no respect, a representation by us or the underwriters that any investment in the shares of the Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In this section, we summarize the material U.S. federal income tax considerations relating to the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and the acquisition, beneficial ownership and disposition of our common stock received in respect thereof. This summary deals only with Preferred Stock and our common stock held as capital assets (as defined in the Code).

We do not address all of the tax consequences that may be relevant to you in light of your particular circumstances or relevant to you if you are a beneficial owner of the Preferred Stock or our common stock subject to special rules, such as a bank, financial institution, real estate investment trust, regulated investment company, controlled foreign corporation, passive foreign investment company, S corporation, personal holding company, insurance company, a former U.S. citizen or long-term resident of the United States, or a broker, trader or dealer in securities or currencies. Further, we do not address:

•	the U.S. federal income tax consequences to you if you are a tax-exempt organization that holds the Preferred Stock or our common stock;

•

the U.S. federal estate, gift or alternative minimum tax consequences to you of the purchase, beneficial ownership, conversion or disposition of the Preferred Stock or the acquisition, beneficial ownership and disposition of our common stock;

•

the U.S. federal income tax consequences to you if you hold the Preferred Stock or our common stock in a “straddle” or as part of a “wash sale”, “hedging,” “conversion” or “constructive sale” transaction or other integrated transaction for U.S. federal income tax purposes or if you are a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar; or

•

any state, local or foreign tax consequences to you of the purchase, beneficial ownership, conversion or disposition of the Preferred Stock or the acquisition, beneficial ownership and disposition of our common stock.

This summary is based on the Code, U.S. Treasury regulations (proposed, temporary and final) issued thereunder and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. The Code, U.S. Treasury regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (which we refer to as the IRS) or U.S. courts will agree with the tax consequences described in this summary.

All persons considering an investment in the Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and the acquisition, beneficial ownership and disposition of our common stock received upon conversion of the Preferred Stock in their particular circumstances and regarding the tax consequences of the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and the acquisition, beneficial ownership and disposition of our common stock arising under the laws of any state, local, foreign or other taxing jurisdiction and under any applicable tax treaty.

You are a “U.S. Holder” if you are a beneficial owner of the Preferred Stock or our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the Preferred Stock or our common stock that is not a U.S. Holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Preferred Stock or our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partner in a partnership holding the Preferred Stock or our common stock, you should consult your tax advisor with regard to the U.S. federal income tax treatment of an investment in the Preferred Stock or our common stock.

U.S. Holders

Dividends. Any distribution with respect to the Preferred Stock or our common stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid.

Any such dividend will be eligible for the dividends-received deduction if you are a qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends-received deduction. In addition, if you are a corporate U.S. Holder, you may be required to reduce your tax basis in your Preferred Stock or our common stock with respect to certain “extraordinary dividends,” as provided under Section 1059 of the Code. You should consult your own tax advisor concerning the application of these rules in light of your particular circumstances.

In addition, any such dividend will be considered a “qualified dividend” provided that certain minimum holding period and other requirements are satisfied. Qualified dividend income received in taxable years beginning before January 1, 2013 by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of taxation.

Distributions with respect to the Preferred Stock or our common stock in excess of our current or accumulated earnings and profits will be treated first as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock or our common stock that would be applied against and reduce (but not below zero) your tax basis in your Preferred Stock or our common stock. Any remaining excess will be treated as capital gain recognized on the sale or exchange of your Preferred Stock or our common stock, as more fully described below under “—Sale, Exchange or Other Disposition.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Preferred Stock (other than by conversion) or our common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. Holders of record who have not previously included such dividends in income) and your adjusted tax basis in the Preferred Stock or our common stock. Your adjusted tax basis in the Preferred Stock generally will equal your cost for the Preferred Stock, reduced by the amount of any cash distributions treated as a return of capital as described above. Your adjusted tax basis in our common stock generally will equal your initial tax basis in our common stock (discussed below under “—Conversion of the Preferred Stock into our Common Stock”) reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for the Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under

“—Conversion of the Preferred Stock into Our Common Stock” regarding your holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of the Preferred Stock into Our Common Stock. You will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Preferred Stock except with respect to any cash received in lieu of a fractional share of our common stock as discussed below. The adjusted tax basis of our common stock that you receive on conversion will equal the adjusted tax basis of the Preferred Stock converted (reduced by the portion of such adjusted tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will include the period during which you held the Preferred Stock prior to conversion.

If you elect to convert your Preferred Stock after the record date for any declared dividend and prior to the related dividend payment date, subject to certain exceptions, you must pay to the conversion agent when you convert your Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the Preferred Stock being converted. In this case, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend. See “Description of Preferred Stock — Optional Conversion Right” above. Although not entirely free from doubt, we intend to take the position that any such dividend received by you should be treated as described above under “U.S. Holders — Dividends” and that you should increase your adjusted tax basis in our common stock received upon conversion by the amount of such dividend. You should consult your own tax advisors regarding the treatment of such dividend and payment for U.S. federal income tax purposes.

Cash received in lieu of a fractional share of our common stock will be treated as a payment in a taxable exchange for such fractional share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of your adjusted tax basis in the Preferred Stock allocable to such fractional share. Such capital gain or loss will be treated as described above under “U.S. Holders — Sale, Exchange or Other Disposition.” Any cash received attributable to any declared and unpaid dividends on the Preferred Stock will be treated as described above under “U.S. Holders — Dividends.”

In the event a U.S. Holder’s Preferred Stock is converted pursuant to an election by such U.S. Holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. Holder as described below under “—Adjustment of the Conversion Rate”. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Adjustment of the Conversion Rate. The conversion rate of the Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Preferred Stock–Conversion Upon Certain Acquisitions, — Conversion Upon Fundamental Change and — Anti-Dilution Adjustments.” U.S. Treasury regulations promulgated under Section 305 of the Code will treat a U.S. Holder of the Preferred Stock as having received a constructive distribution includable in such U.S. Holder’s income in the manner as described above under “U.S. Holders — Dividends,” if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of such U.S. Holder in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of our common stock or an increase in the conversion rate upon certain events as described above will generally give rise to a deemed taxable dividend to the holders of the Preferred

Stock to the extent of our current or accumulated earnings and profits. In certain other circumstances, an adjustment to the conversion rate of the Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. Holders of our common stock. Thus, under certain circumstances, U.S. Holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. Holders of the Preferred Stock will generally not be considered to result in a constructive distribution.

Backup Withholding and Information Reporting. Information returns will be filed with the IRS with respect to distributions we make with respect to the Preferred Stock or our common stock and the proceeds received from the disposition of the Preferred Stock or our common stock. You may also be subject to backup withholding (currently at a rate of 28%) with respect to such distributions and proceeds unless you are an entity exempt from backup withholding, such as a corporation or a tax-exempt entity, and, when required, demonstrate this fact. If you are not exempt, you will be subject to backup withholding unless you provide your Taxpayer Identification Number, or “TIN,” which, if you are an individual, is your Social Security Number; you certify, under penalties of perjury, that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and you otherwise comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax and may entitle you to a refund, provided that you furnish the required information to the IRS in a timely manner.

Non-U.S. Holders

Dividends. Any distribution with respect to the Preferred Stock or our common stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend. In general, dividends (including any constructive distributions taxable as dividends as discussed below under “—Adjustment of the Conversion Rate”) with respect to the Preferred Stock or our common stock will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States and, if required by an applicable tax treaty, are attributable to your permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates in the same manner as if you were a U.S. Holder (as described above). You will be required to comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding or to claim a reduced treaty rate. Any such effectively connected dividends received by you if you are a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable tax treaty.

Sale, Exchange or Other Disposition. Any gain that you realize upon a sale, exchange or other disposition of the Preferred Stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional share of our common stock) generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to your permanent establishment in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held the Preferred Stock or our common stock. However, we do not believe that we are currently or have been, and we do not expect to become , a U.S. real property holding corporation.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale at applicable individual or corporate rates in the same manner as if you were a U.S. Holder (as described above). If you are a corporation, then any such effectively connected gain may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable tax treaty. If you are an individual described in the second bullet point above, except as otherwise provided by an applicable tax treaty, you will be subject to a flat 30% U.S. federal tax on the gain derived from the sale, which may be offset by U.S.-source capital losses recognized in the same taxable year by you, even though you are not considered a resident of the United States.

Conversion of the Preferred Stock into Our Common Stock. You generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Preferred Stock, except with respect to any cash received in lieu of a fractional share of our common stock that is taxable as described above under “Non-U.S. Holders — Sale, Exchange or Other Disposition.”

If you elect to convert your Preferred Stock after the record date for any declared dividend and prior to the related dividend payment date, subject to certain exceptions, you must pay to the conversion agent when you convert your Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the Preferred Stock being converted. In this case, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend. See “Description of Preferred Stock — Optional Conversion Right” above. Although not entirely free from doubt, we intend to take the position that any such dividend received by you should be subject to U.S. federal income tax or withholding in the manner described above under “Non-U.S. Holders — Dividends”. You should consult your own tax advisors regarding the treatment of such dividend for U.S. federal income tax purposes.

Adjustment of the Conversion Rate. As described above under “U.S. Holders — Adjustment of the Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a Non-U.S. Holder in our earnings and profits could result in deemed distributions to the Non-U.S. Holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to you will be subject to U.S. federal income tax or withholding tax in the manner described above under “Non-U.S. Holders — Dividends.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Preferred Stock or our common stock.

Backup Withholding and Information Reporting. In general, you will not be subject to backup withholding with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person. In addition, you will not be subject to backup withholding with respect to the payment of proceeds of the sale of the Preferred Stock or our common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a

U.S. person or you otherwise establish an exemption. However, we generally must report annually to the IRS and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

Recent Legislation

Medicare Tax. Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” for a taxable year or (ii) the excess of the U.S. Holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include dividends paid with respect to the Preferred Stock or our common stock and net gain attributable to the disposition of the Preferred Stock or our common stock not held in a trade or business, but will be reduced by any deductions properly allocable to such income or net gain.

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities. Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of the Preferred Stock or our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Stock or our common stock made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Stock or our common stock made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Subject to the terms and conditions described in an underwriting agreement between us and the underwriters named below, for whom RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of Preferred Stock listed opposite their names below.

Name	Number of Shares
RBC Capital Markets, LLC	49,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500
Sandler O’Neill & Partners, L.P.	16,500
Wells Fargo Securities, LLC	16,500

Total	110,000

The underwriters have agreed to purchase all of the shares of Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the shares of Preferred Stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $18 per share. After the initial public offering, the public offering price, concession and discount may be changed.

The following table summarizes the underwriting discount and commissions we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of an option to purchase up to an additional 16,500 shares of Preferred Stock from us in the offering. See “— Overallotment Option.”

	No Exercise	Full Exercise
Per share	$30	$30
Total	$3,300,000	$3,795,000

The expenses of this offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.

Overallotment Option

We have granted to the underwriters an option to purchase up to 16,500 additional shares of Preferred Stock at the public offering price less the underwriting discount from us. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.

No Sales of Similar Securities

We, our executive officers and our directors have agreed not to sell or transfer any shares of common stock or securities convertible into, exchangeable, exercisable for, or repayable with common stock, subject to certain exceptions, for 60 days after the date of this prospectus supplement without first obtaining the written consent of RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether now owned or subsequently acquired; or

•	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such securities.

We have also agreed not to file a registration statement related to our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock during the lock-up period.

Price Stabilization, Short Positions

Until the distribution of the shares of Preferred Stock is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing Preferred Stock. However, the underwriters may engage in transactions that stabilize the price of the Preferred Stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the Preferred Stock in connection with the offering, i.e., if they sell more shares of Preferred Stock than are listed on the cover of this prospectus supplement, the representative may reduce that short position by purchasing shares of Preferred Stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the Preferred Stock to stabilize its price or to reduce a short position may cause the price of the Preferred Stock to be higher than it might be in the absence of such purchases. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we, other individuals or entities nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Stock. In addition, neither we, other individuals or entities nor the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Certain underwriters may allocate a limited number of shares of the Preferred Stock for sale to their online brokerage customers. An electronic prospectus supplement and the accompanying prospectus is available on the Internet web site maintained by one or more of the underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the web site of such underwriters is not part of this prospectus supplement.

Other Relationships

Certain of the underwriters in this offering serve as agents and lenders under our existing credit facilities and other debt instruments including our revolving credit facility and term facility, the terms of which are set forth in our amended and restated credit agreement, dated as of October 30, 2009, as amended, our subordinated note, due October 29, 2012, our subordinated note, due May 1, 2013 and our subordinated note, due May 29, 2015.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their business, certain of the underwriters in this offering purchase mortgages, including mortgages originated by us. Under certain circumstances disputes could arise based on the representations and warranties made in, and the terms and conditions of, these transactions, and whether any repurchases resulting from the foregoing disputes may be required.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Wintrust Financial Corporation

Debt Securities, Common Shares, Preferred Shares, Depositary Shares,

Warrants, Stock Purchase Contracts, Stock Purchase Units, Junior

Subordinated Debentures, Guarantee of Trust Preferred Securities

and Hybrid Securities Combining Elements of the Foregoing

Wintrust Capital Trust VI

Trust Preferred Securities

This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, trust preferred securities, junior subordinated debentures, guarantee of trust preferred securities and hybrid securities combining elements of the foregoing. We will describe the specific terms of the securities in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.

The securities may be offered on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe the arrangements with them in the prospectus supplement that relates to that offering. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “WTFC”. On March 2, 2010, the closing sale price on The NASDAQ Global Select Market for our common stock was $34.23. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured or guaranteed by the FDIC or any other governmental agency.

The date of this prospectus is March 3, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Each reference in this prospectus to “Wintrust” or “the Company,” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise. Each reference in this prospectus to the “trust” or the “Trust” refers to Wintrust Capital Trust VI. The terms “we”, “us” and “our” refer to Wintrust when discussing the securities to be issued by Wintrust, the Trust when discussing the securities to be issued by the Trust and collectively to all of the Registrants where the context requires.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the documents that we incorporate by reference and any related prospectus supplement may contain forward-looking statements within the meaning of the federal securities laws statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts. These statements are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are filing herein or incorporated by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants. Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would,” “could” and similar expressions) are not statements of historical facts and are forward looking. Forward looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections of Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010 entitled “Risk Factors” and “Forward-Looking Statements” that could cause a Registrant’s actual results to differ materially from those contained in forward looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants. You are cautioned not to place undue reliance on forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We have not included separate financial statements of the Trust. Wintrust and the Trust do not consider that such financial statements would be material to holders of Trust Preferred Securities of the Trust because the Trust is a special purpose entity, has no operating history and has no independent operations. The Trust is not currently involved in and does not anticipate being involved in any activity other than as described under “Prospectus Summary — The Trust”. Further, Wintrust and the Trust believe that financial statements of the Trust are not material to the holders of the Trust Preferred Securities of the Trust since Wintrust Financial will guarantee the Trust Preferred Securities of the Trust. Holders of the Trust Preferred Securities of the Trust, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-à-vis the assets of Wintrust as a preferred stockholder of Wintrust. Wintrust beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interests represented by the Trust Preferred Securities of the Trusts). See “Prospectus Summary — The Trust”, “Description of the Trust” and “Trust Preferred Securities.” In the event that the Trust issues securities, our filings under the Exchange Act will include an audited footnote to Wintrust’s annual financial statements stating that the Trust is wholly owned by Wintrust, that the sole asset of the Trust is the Senior Debentures or the Subordinated Debentures of Wintrust having a specified aggregate principal amount, and that, considered together, the back-up undertakings, including the Guarantees of Wintrust, constitute a full and unconditional guarantee by Wintrust of the Trust’s obligations under any Trust Preferred Securities issued by the Trust.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2009;

•

the sections of our Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders filed with the SEC on April 20, 2009 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Current Report on Form 8-K, filed with the SEC on August 20, 2009; and

•

the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Investor Relations

Wintrust Financial Corporation

727 North Bank Lane

Lake Forest, Illinois 60045

(847) 615-4096

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

Wintrust

Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Lake Forest, Illinois, with total assets of approximately $12.2 billion as of December 31, 2009. We conduct our businesses through three segments: community banking, specialty finance and wealth management.

We provide community-oriented, personal and commercial banking services to customers located in the greater Chicago, Illinois metropolitan area and in southeastern Wisconsin through our fifteen wholly owned banking subsidiaries (collectively, the “banks”), as well as the origination and purchase of residential mortgages for sale into the secondary market through our wholly owned subsidiary, Wintrust Mortgage Corporation.

We provide financing for the payment of commercial insurance premiums and life insurance premiums (“premium finance receivables”) on a national basis through our wholly owned subsidiary, First Insurance Funding Corporation, and short-term accounts receivable financing (“Tricom finance receivables”) and out-sourced administrative services through our wholly owned subsidiary, Tricom, Inc. of Milwaukee.

We provide a full range of wealth management services primarily to customers in the Chicago, Illinois metropolitan area and in southeastern Wisconsin through three separate subsidiaries, including Wayne Hummer Trust Company, N.A. (“WHTC”), Wayne Hummer Investments, LLC (“WHI”) and Wayne Hummer Asset Management Company (“WHAMC”). WHTC, WHI and WHAMC are referred to collectively as “the Wayne Hummer Companies.”

Our common stock is traded on The NASDAQ Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.

The Trust

The Trust is a statutory business trust formed under the Delaware Statutory Trust Act pursuant to (i) a trust agreement executed by Wintrust, as sponsor, and the trustees of the Trust (the “Trustees”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. At the time of public issuance of Trust Preferred Securities of the Trust, the trust agreement will be amended and restated in its entirety (as so amended and restated, the “Trust Agreement”) and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In exchange for our capital contribution to the Trust, we will own all of the common securities of the trust. The trust exists exclusively for the following purposes:

•	issuing the trust preferred securities to the public for cash;

•	issuing the common securities to us;

•	investing the proceeds from the sale of its preferred and common securities in an equivalent amount of junior subordinated debentures to be issued by us; and

•

engaging in activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.

A detailed description of the general terms of the trust preferred securities is set forth in “Description of the Trust Preferred Securities” and the applicable prospectus supplement will set forth the specific terms of any trust preferred securities.

The Trust’s principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	repurchase or redemption of our securities including our preferred shares, common shares or warrants.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

The Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Wintrust Financial Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Year Ended December 31,
Ratio of Earnings to Fixed Charges	2009	2008	2007	2006	2005
Including interest on deposits	1.54x	1.11x	1.24x	1.34x	1.55x
Excluding interest on deposits	3.64x	1.60x	2.52x	3.41x	4.08x

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, junior subordinated debentures, guarantee of trust preferred securities or any combination of the foregoing, either individually or as units consisting of two or more securities. The trust may offer trust preferred securities under this prospectus.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Debt May be Senior or Subordinated

We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” which will be defined in the applicable prospectus supplement. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Our debt securities will be issued under an indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly summarizes the material provisions of the indenture, which has been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. This summary of the indenture is not complete and is qualified in its entirety by reference to the indentures. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any applicable United States federal income tax consequences, including:

•

whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes;

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

•	any other terms and conditions set forth therein.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination Provisions

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the applicable prospectus supplement, to all of our senior indebtedness.

Unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•

that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•

that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default and that declaration has not been rescinded and annulled as provided under the applicable supplemental indenture.

Covenants Affecting Mergers and Other Significant Corporate Actions

Merger, Consolidation, Sale, Lease or Conveyance.    The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•

immediately prior to or after giving effect to the merger, consolidation, sale, lease or conveyance, we or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture.

Absence of Protections Against All Potential Actions of Wintrust.    There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Wintrust or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Wintrust or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An “event of default” is defined under the indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•

default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the related indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	specified events of bankruptcy, insolvency or reorganization;

•

failure to make any payment at maturity, including any applicable grace period, on any indebtedness under the indenture in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding indebtedness under the indenture, treated as one class;

•

default with respect to any indebtedness under the indenture in excess of $10,000,000 which default would have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have come due and payable, without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of such indebtedness, treated as one class; or

•	any other event of default provided in a board resolution, an officer’s certificate or the supplemental indenture under which that series of debt securities is issued.

If a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the applicable indenture caused by that failure, default or acceleration will also be considered cured.

Acceleration of Debt Securities upon an Event of Default.    The indenture provides that:

•

if an event of default (other than events of default relating to certain specified events of bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the holders of not less than 50% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Wintrust and to the trustee, if given by security holders, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to specified events of bankruptcy, insolvency or reorganization of Wintrust occurs and is continuing, then the principal of all those debt securities, interest accrued thereon will become immediately due and payable without any declaration or other act by the trustee or any security holder.

Annulment of Acceleration and Waiver of Defaults.    In some circumstances, with respect to a series, if any and all events of default under the indenture, other than the non-payment of the principal of or interest on the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of such series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities in such series.

Indemnification of Trustee for Actions Taken on Your Behalf.    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities, voting as one class, may, with respect to debt securities of that class, direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder.    The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Annual Certification.    The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge.    Under the indenture, we may discharge specific obligations to holders of any series of debt securities (1) that have been delivered to the trustee for cancellation or (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by depositing with the trustee, in trust, funds in an amount sufficient to pay when due, whether at maturity or upon redemption, the principal of and interest on the debt securities to the stated maturity or redemption date, as the case may be.

Defeasance and Covenant Defeasance.    If the provisions in the indenture relating to defeasance and covenant defeasance are applicable to the debt securities of any series, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we may elect to be released from our obligations with respect to the debt securities under specified provisions of the indenture relating to (1) delivery to the trustee of certain reports and certificates, (2) the Company’s ability to consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, and (3) any additional covenants contained in a supplemental indenture for a particular series of debt securities or a board resolution or officers’ certificate delivered pursuant to the indenture, and any failure to comply with such obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in cash and/or U.S. government obligations, sufficient to make scheduled payments of the principal of and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund payments.

Defeasance will only be permitted if, among other things:

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default has occurred or is continuing;

•

the deposit of funds will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the indenture are met; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Modification of the Indenture

Modification Without Consent of Holders.    We and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to, among other things:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add additional events of default;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders.    We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, each affected series voting as a separate class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not, among other things, make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, any amount of original issue discount, or interest thereon is payable;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Wintrust or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Governing Law

Unless otherwise specified in a prospectus supplement, the debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of Illinois.

DESCRIPTION OF CAPITAL STOCK

Below is a brief description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as Amended, our Amended and Restated By-laws, the Statement of Resolution Establishing Series of Junior Serial Preferred Stock A, the Amended and Restated Certificate of Designations of 8.00% Non- Cumulative Perpetual Convertible Preferred Stock, Series A, or the Series A Certificate of Designations, and the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the Series B Certificate of Designations.

Authorized Capital Stock

Under Wintrust’s amended and restated articles of incorporation, as amended, Wintrust has the authority to issue 60 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share. Of the 20 million shares of preferred stock, 50,000 have been designated 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the series A preferred, 250,000 have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the series B preferred, and 100,000 have been designated Junior Serial Preferred Stock A, or the junior serial preferred stock. Our junior serial preferred stock was authorized in connection with our adoption of a rights agreement on July 28, 1998. These rights expired on June 30, 2005. As of March 1, 2010, 24,342,790 shares of common stock, 50,000 shares of series A preferred, 250,000 shares of series B preferred and no shares of junior serial preferred stock were issued and outstanding.

Common Stock

General.    We may issue and offer shares of our common stock. All shares of Wintrust common stock are, and the shares of Wintrust common stock issuable upon conversion of the series A preferred will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Wintrust common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Wintrust preferred stock, including the series A preferred, series B preferred, junior serial preferred stock and any series of preferred stock that Wintrust may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.

Voting Rights.    Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election.

Dividend Rights.    The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of outstanding Wintrust preferred stock, including the series A preferred and series B preferred. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, including the series A preferred and series B preferred.

Preemptive Rights.    Under our amended and restated articles of incorporation, as amended, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Listing.    Our common shares are listed on The NASDAQ Global Select Stock Market. We intend to apply to The NASDAQ Global Select Market to list the additional common shares offered hereby.

Series A Preferred Stock

General.    Shares of our series A preferred are not registered for sale pursuant to this prospectus.

Dividends.    Non-Cumulative Dividends on the series A preferred are payable quarterly in arrears if, when and as declared by our Board of Directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series A preferred. The series A preferred is not redeemable by the holders thereof or us.

Conversion.    Holders of the series A preferred may convert their shares into common stock at any time. We may convert all of the series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations) consummated on or after August 26, 2010, provided that we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. On or after August 26, 2013, we may convert any or all of the series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the series A preferred is subject to customary anti-dilution adjustments. In addition, the conversion price will be adjusted if we sell more than $10 million of common stock (or securities convertible into or exchangeable for common stock) prior to August 26, 2010 at a price per share that is less than an amount that is $1.00 beneath the then applicable conversion price.

Reorganization Events and Fundamental Transactions.    If we consummate a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock. If we consummate a Fundamental Transaction prior to August 26, 2010, holders of shares of series A preferred may convert such shares into the right to receive the consideration into which shares of common stock are exchanged or converted as a result of such Fundamental Transaction. The consideration to be received by the holders of series A preferred for each share of common stock into which the series A preferred is convertible must have a fair value of at least $36.96 per share, which is equal to 135% of the initial conversion price, if such Fundamental Transaction is consummated prior to August 26, 2010, in each case as equitably adjusted for stock splits, stock combinations, stock dividends or similar transactions.

Voting Rights.    Holders of the series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation or bylaws in a manner adverse to the rights of the series A preferred, issue capital stock ranking senior to the series A preferred or take certain other actions without the approval of the holders of the series A preferred. In addition, holders of the series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series A preferred for four or more quarterly dividend periods, whether or not consecutive.

The series A preferred is not traded or quoted on any market.

Series B Preferred Stock

General.    The shares of our series B preferred were originally issued by us pursuant to the Letter Agreement dated December 19, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, or the US Treasury, together with a related warrant to purchase 1,643,295 shares of our common stock, in a transaction exempt from the registration requirements of the Securities Act of 1933. We have filed a registration statement on Form S-3 (Registration No. 333-155637) covering the shares of series B preferred, the related warrant and the shares of common stock issuable upon exercise of such warrant.

Dividends.    Holders of shares of series B preferred are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series B preferred with respect to each dividend period from December 19, 2008 to, but excluding, December 20, 2013. From and after December 20, 2013, holders of shares of series B preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series B preferred with respect to each dividend period thereafter.

Dividends on the series B preferred are payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each, a “dividend payment date”), starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and in that circumstance no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the series B preferred are payable to holders of record of shares of series B preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the series B preferred, we are required to provide written notice to the holders of shares of series B preferred prior to the applicable dividend payment date. Unpaid dividends on the series B preferred will be compounded.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends.    With respect to the payment of dividends and the amounts to be paid upon liquidation, the series B preferred will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the series B preferred; and

•

at least equally with all other equity securities designated as ranking on a parity with the series B preferred (“parity stock”), including our outstanding shares of series A preferred, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of series B preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.

In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series B preferred for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

•

purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	redemption or repurchases of rights pursuant to any stockholders’ rights plan;

•	the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any other person (other than us), including as trustees or custodians; and

•

the exchange or conversion of (i) junior stock for or into other junior stock, or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before December 19, 2008, or (y) any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series B preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series B preferred), with respect to the series B preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the series B preferred from time to time out of any funds legally available for such payment, and the series B preferred shall not be entitled to participate in any such dividends.

Redemption.    The series B preferred may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $62,500,000, which equals 25% of the aggregate liquidation amount of the series B preferred on the date of issuance. In such a case, we may redeem the series B preferred, in whole or in part, subject to the approval of the Federal Reserve Board, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after December 19, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to December 19, 2008.

On or after February 15, 2012, the series B preferred may be redeemed by us at any time, in whole or in part, subject to the approval of the Federal Reserve Board and the notice requirements described below.

In any redemption, the redemption price of the series B preferred shall be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The series B preferred will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series B preferred have no right to require the redemption or repurchase of their shares of series B preferred.

In the case of any redemption of less than all of the shares of series B preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of series B preferred from a holder other than the US Treasury, we must offer to repurchase a ratable portion of the shares of series B preferred then held by US Treasury.

We will mail notice of any redemption of the series B preferred by first class mail, postage prepaid, addressed to the holders of record of the shares of series B preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series B preferred designated for redemption will not affect the redemption of any other shares of series B preferred. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series B preferred are to be redeemed, and the number of shares of series B preferred to be redeemed (and, if less than all shares of series B preferred held by the applicable holder, the number of shares to be redeemed from such holder).

Shares of series B preferred that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Pursuant to the American Recovery and Reinvestment Act of 2009, or the ARRA, a financial institution that receives assistance under the United States Department of the Treasury’s Troubled Asset Relief Program may repay such assistance without regard to the waiting period and source requirements described above, subject to the requirements that the recipient consult with the appropriate Federal banking agency and that it repay a minimum of 25% of the issue price of the preferred stock. The ARRA further provides that in the event a recipient repays such assistance, the Secretary of the Treasury will liquidate the warrants associated with such assistance at the current market price, which may include a repurchase of the warrants by the issuer. The shares of series B preferred and the warrant sold by Wintrust to the US Treasury are subject to these provisions of the ARRA.

Liquidation Rights.    In the event that we voluntarily or involuntarily liquidate, dissolve or winds up our affairs, holders of series B preferred will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of series B preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series B preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of series B preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series B preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series B preferred has been paid in full to all holders of series B preferred and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to series B preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights.    Except as indicated below or otherwise required by law, holders of series B preferred will not have any voting rights.

If dividends on the series B preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of series B preferred, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members to our board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the series B preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of The NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of series B preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of series B preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of series B preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of series B preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.

So long as any shares of series B preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our amended and restated certificate of incorporation, as amended, the vote or consent of the holders of at least 662/3% of the shares of series B preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our amended and restated certificate of incorporation, as amended to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series B preferred with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the Series B Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of series B preferred; or

•

any consummation of a binding share exchange or reclassification involving the series B preferred or a merger or consolidation of us with another entity, unless the shares of series B preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of series B preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series B preferred, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series B preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series B preferred to effect the redemption.

Preferred Stock

General.    We may offer shares of any series of preferred stock that we may designate and issue in the future. Under our amended and restated articles of incorporation, as amended, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.

Preferred Stock Offered Hereby.    If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred shares, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the series;

•

the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the preferred shares, if any;

•

the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•

whether or not the shares of the series will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether the preferred shares of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete and reference will be made to the certificate of designation relating to a series of preferred shares which will be filed with the SEC.

Depositary Shares

We may elect to offer fractional preferred shares rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred shares. If we offer depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Exchange Agent and Registrar

Illinois Stock Transfer Company is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be Illinois Stock Transfer Company.

Certain Provisions That May Have an Anti-Takeover Effect

Certain provisions of Wintrust’s articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust’s board of directors.

These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust’s board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.

These provisions of Wintrust’s articles of incorporation and by-laws include the following:

•

our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•

our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•

our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

•

receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

•	is approved by at least two-thirds of the disinterested directors; or

•	provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

•	Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:

•

the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

•

the fair market value per common share on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

•	For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:

•	is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•

was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

•	was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

•

the amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Wintrust’s by-laws may be amended only by the board of directors.

The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.

Additionally, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition; and

•

within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.

An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Wintrust, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this Prospectus as “Stock Purchase Contracts.” The price per common share and number of common shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common shares under the Stock Purchase Contracts, which we refer to in this Prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares, or preferred shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or preferred shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF THE TRUST

Wintrust Capital Trust VI is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the trust preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

The following discussion contains a description of the material terms of the trust agreement for the trust and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement.

The holders of the trust preferred securities issued pursuant to an offering described in this prospectus and subsequent prospectus supplements will own all of the issued and outstanding trust preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the trust preferred securities. We will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the trust preferred securities, are called the trust securities.

The trust exists exclusively for the purposes of:

•	issuing the trust preferred securities to the public for cash;

•	issuing its common securities to us in exchange for our capitalization of the trust;

•	investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

•

engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.

The trust will not have any independent business operations or any assets, revenues or cash flows other than those related to the issuance and administration of the trust securities.

The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to payment of distributions on and the liquidation amount of the trust securities, Wintrust has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with Wintrust. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the trust preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing “payment account” established with Wilmington Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities. We will pay all fees and expenses related to the trust and the offering of the trust preferred securities, including the fees and expenses of the trustees.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust will issue only one series of trust preferred securities and one series of common securities. The trust agreement for the trust will be qualified as an indenture under the Trust Indenture Act of 1939. The trust preferred securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the trust preferred securities and a form of the trust preferred securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee.

General

The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the trust preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.

The trust preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the trust preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The trust preferred securities will rank equally, and payments on the trust preferred securities will be made proportionally, with the common securities, except as described under “— Subordination of Common Securities.”

The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, to the extent described under “Description of the Guarantee.” The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

The specific terms of the trust preferred securities offered by the trust will be described in a prospectus supplement, including:

•	the specific designation, liquidation amount, number to be issued by the trust and purchase price;

•	the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

•	the distribution rates (or the method by which the rates will be determined), if any;

•	the dates on which any distributions will be payable;

•	any provisions relating to deferral of distribution payments;

•	the places where distributions and other amounts payable on the trust preferred securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions;

•	any conversion or exchange provisions;

•	the voting rights, if any, of holders of the capital securities;

•	the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of the trust preferred securities;

•	any applicable United States federal income tax consequences; and

•	any other specific terms of the trust preferred securities.

If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, the trust may differ from the terms summarized in this prospectus.

Distributions

Source of Distributions.    The funds of the trust available for distribution to holders of the trust preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities.

Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date.

Extension Period.    As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an “extension period.” No extension period may extend beyond the maturity date or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the trust preferred securities will also be deferred during any such extension period. Any deferred distributions under the trust preferred securities will accumulate additional amounts at an annual rate compounded quarterly from the relevant distribution date. The term “distributions” as used in this prospectus includes those accumulated amounts.

During an extension period, we may not:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock);

•

make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with (including the debentures issued to our other affiliated Delaware trusts), or junior in interest to, the debentures;

•

make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee for the trust preferred securities); or

•	redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities.

After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

We do not currently intend to exercise our right to defer distributions on the trust preferred securities by deferring the payment of interest on the debentures.

Redemption or Exchange

General.    Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the debentures:

•	in whole at any time, or in part from time to time, on or after the date set forth in the applicable prospectus supplement;

•	at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

•	at any time, and from time to time, to the extent of any trust preferred securities we purchase, plus a proportionate amount of the common securities we hold.

Mandatory Redemption.    Upon our repayment or redemption, in whole or in part, of any debentures, whether on the date set forth in the applicable prospectus supplement or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days’ nor more than 60 days’ notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of trust preferred securities and common securities proportionately.

Distribution of Debentures in Exchange for Trust Preferred Securities.    Upon prior approval of the Federal Reserve, if required by law or regulation, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See “— Liquidation Distribution upon Termination.”

After the liquidation date fixed for any distribution of debentures in exchange for trust preferred securities:

•	those trust securities will no longer be deemed to be outstanding;

•	certificates representing debentures in a principal amount equal to the liquidation amount of those trust preferred securities will be issued in exchange for the trust preferred securities;

•	we will use our best efforts to list the debentures on The NASDAQ National Market or on such other exchange as the trust preferred securities are then listed;

•

any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those trust preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the trust preferred securities; and

•	all rights of the trust securityholders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.

We cannot assure you that the market prices for the trust preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The trust preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event.    Subject to the receipt of approval from the Federal Reserve, if a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the trust preferred securities will remain outstanding and additional interest may be payable on the debentures.

“Tax Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

•	interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

•	the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

•	the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

“Investment Company Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

“Capital Treatment Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the trust preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

Redemption of Debentures in Exchange for Trust Preferred Securities We Purchase.    Upon prior approval of the Federal Reserve, if required by law or regulation, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any trust preferred securities we may have purchased in the market. If we elect to surrender any trust preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures. Trust preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own for debentures.

The common securities we surrender will be in the same proportion to the trust preferred securities we surrender as is the ratio of common securities purchased by us to the trust preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange will be cancelled.

Redemption Procedures

Trust preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the trust preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.

If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. If the trust preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such trust preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.

If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Payment of the redemption price on the trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be the date 15 days prior to the relevant redemption date.

If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular trust preferred securities to be redeemed will be selected by the property trustee from the outstanding trust preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. The property trustee will promptly notify the registrar for the trust preferred securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. If the redemption relates to trust preferred securities purchased by us and being exchanged for a like amount of debentures, then the trust preferred securities we own will be the ones selected for redemption.

Subject to applicable law, if we are exercising our right to defer interest payments on the debentures or an event of default under the indenture for the debentures shall have occurred and be continuing, we may not, at any time, purchase outstanding trust preferred securities.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust preferred securities and common securities will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or before that time, or in thecase of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable.

In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Termination

We will have the right at any time to dissolve, wind-up or terminate the trust and cause debentures to be distributed to the holders of the trust preferred securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required by law or regulation.

In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

•	our bankruptcy, dissolution or liquidation;

•	the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

•	redemption of all of the trust preferred securities as described under “— Redemption or Exchange — Mandatory Redemption”; or

•	the entry of a court order for the dissolution of the trust.

With the exception of a redemption as described under “— Redemption or Exchange — Mandatory Redemption,” if an early termination of the trust occurs, the trust will be liquidated by the trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed, with accrued and unpaid interest in an amount equal to the accrued and unpaid interest then due on such debentures.

However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the trust preferred securities. However, if an event of default under the indenture has occurred and is continuing, the trust preferred securities will have a priority over the common securities. See “— Subordination of Common Securities.”

Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the trust preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the trust preferred securities. The applicable prospectus supplement will contain a detailed description of these tax consequences.

If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the trust preferred securities, the trust preferred securities will remain outstanding until the repayment of the debentures. If we elect to dissolve the trust and thus cause the debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement with respect to the trust preferred securities:

•	the occurrence of an event of default under the indenture;

•	a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

•

a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the two immediately preceding bullet points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. Wintrust and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default under the indenture has occurred and is continuing, the trust preferred securities will have preference over the common securities upon termination of the trust. The existence of an event of default under the trust agreement does not entitle the holders of trust preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.

Removal of the Trustees

Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee or the Delaware trustee. The holders of the trust preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:

•

the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or (b) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (referred to as “successor securities”) so long as the successor securities rank the same in priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

•	the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•

prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the trust preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment to Trust Agreement

Except as described below and under “Description of the Guarantee — Amendments” and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the trust preferred securities will have no voting rights.

The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust preferred securities, in the following circumstances:

•	with respect to acceptance of appointment by a successor trustee;

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities;

•

to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•

to reduce or increase the liquidation amount of the trust securities and simultaneously to correspondingly increase or decrease the number of trust securities issued and outstanding solely for the purpose of maintaining the eligibility of the preferred securities for quotation or listing on any national securities exchange or other organization on which the preferred securities are then quoted or listed, as long as the aggregate liquidation amount of the trust securities outstanding upon completion of such increase or reduction does not change.

With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each affected holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

•

consent to any amendment or termination of the indenture or the debentures, where the property trustee’s consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.

Notwithstanding the fact that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Wintrust, the trustees or any affiliate of Wintrust or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments in respect of the trust preferred securities will be made to The Depository Trust Company, or DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the trust preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the trust preferred securities. The paying agent for the trust preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the trust preferred securities may resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the trust preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

Register and Transfer Agent

The property trustee will act as the registrar and the transfer agent for the trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of trust preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

•	the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

•	the debentures will be treated as indebtedness of Wintrust for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

Holders of the trust preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

Concurrently with the issuance of the trust preferred securities, the trust will invest the proceeds from the sale of the trust preferred securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and an indenture trustee. The indenture will be qualified under the Trust Indenture Act. When used in this section, indenture refers only to the indenture for the junior subordinated debentures of Wintrust, and not the indenture for the debt securities of Wintrust.

The following discussion contains a description of the material provisions of the indenture and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

The debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See “— Subordination” and “— Miscellaneous.”

The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•

the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Wintrust to shorten or extend the stated maturity date in certain circumstances;

•

the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, our right, if any, to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under “— Registration and Transfer of Junior Subordinated Debentures,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the indenture may be made;

•

any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at our option or at the option of a holder of junior subordinated debentures;

•

our obligation, if any, to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issuable;

•

if other than in U.S. dollars, in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the indenture or covenants of Wintrust specified in the indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

•

any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

•

whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

•

any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

•

whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

Registration and Transfer of Junior Subordinated Debentures

Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

The debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined in the applicable prospectus supplement. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of Wintrust, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

If the maturity of any debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.

No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

Payment and Paying Agent

Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar and Transfer Agent

The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in New York City, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.

If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.

Modification of Indenture

We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:

•	extend the maturity date of the debentures;

•	reduce the principal amount or the rate or extend the time of payment of interest; or

•	reduce the percentage of principal amount of debentures required to amend the indenture.

As long as any of the trust preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the trust securities.

Debenture Events of Default

The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

•	our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

•	our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

•

our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

•

our bankruptcy, insolvency or reorganization or dissolution of the trust other than in connection with a distribution of the debentures in connection with such dissolution, redemption of the trust securities or certain transactions permitted under the trust agreement.

The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee and any and all events of default have been remedied or waived by the holders of a majority of the outstanding principal amount of the debentures. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration.

So long as the property trustee is the holder of the debentures, an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

Enforcement of Certain Rights by Holders of the Trust Preferred Securities

If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of trust preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the trust preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

•

if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the trust preferred securities are then outstanding;

•

immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	other conditions as prescribed in the indenture are met.

Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See “Description of the Trust Preferred Securities — Mergers, Consolidations, Amalgamations or Replacements of the Trust.”

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:

•	have become due and payable; and

•

will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

We may still be required to provide officers’ certificates, opinions of counsel and pay fees and expenses due after these events occur.

Governing Law

Unless otherwise specified in a prospectus supplement, the indenture and the debentures will be governed by and construed in accordance with Illinois law.

Information Concerning the Indenture Trustee

The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

We have agreed, pursuant to the indenture, for so long as trust preferred securities remain outstanding:

•

to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required by law or regulation;

•

to use our reasonable efforts to cause the trust (a) to remain a statutory trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

•	to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures; and

•

to use our reasonable efforts to maintain the eligibility of the trust preferred securities for quotation or listing on a national securities exchange and to keep the trust preferred securities listed for so long as they remain outstanding.

DESCRIPTION OF GUARANTEE

The trust preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the trust preferred securities for the benefit of the holders of the trust preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold each guarantee for the benefit of the holders of the trust preferred securities. The following discussion contains a description of the material provisions of the guarantee and is qualified in its entirety by reference to the guarantee agreement and the Trust Indenture Act. Prospective investors are urged to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Specific terms of a guarantee will be described in the prospectus supplement relating to the applicable trust preferred securities. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments (as defined below) to the holders of the trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

The following payments with respect to the trust preferred securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities;

•	with respect to any trust preferred securities called for redemption, the redemption price; and

•

upon a voluntary or involuntary dissolution, winding up or termination of the trust (other than in connection with the distribution of debentures to the holders of trust preferred securities in exchange for trust preferred securities), the lesser of:

(a) the amount of the liquidation distribution; and

(b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities in liquidation of the trust.

We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.

The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the trust preferred securities.

Status of Guarantee

The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither of the indenture nor the trust agreement limits the amounts of the obligations that we may incur.

The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debentures to the holders of the trust preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Amendments

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding trust preferred securities.

Events of Default; Remedies

An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. If the guarantee trustee has actual knowledge that an event of default has occurred and is continuing, the guarantee trustee must enforce the guarantee for the benefit of the holders of the trust preferred securities. The holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Any holder of trust preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the trust preferred securities;

•	full payment of the amounts payable upon liquidation of the trust; or

•	distribution of the debentures to the holders of the trust preferred securities.

If at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any trust preferred securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby; but this does not relieve the guarantee trustee of its obligation to exercise the rights and powers under the guarantee in the event of a default.

Expense Agreement

We will, pursuant to the separate Agreement as to Expenses and Liabilities entered into by us and the trust under the trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the trust preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

Unless otherwise specified in a prospectus supplement, the guarantee will be governed by Illinois law.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”),

(ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the “Offered Securities”). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered

Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant’s interest in the Offered Securities, on DTC’s records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may disclose:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we may transfer the securities by other means not described in this prospectus.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the debt securities, the junior subordinated debentures, the guarantee, common shares, warrants, preferred shares, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. The validity of the trust preferred securities will be passed upon for the Trust by Sidley Austin LLP, special Delaware counsel to the Trusts.

EXPERTS

The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

110,000 Shares

Wintrust Financial Corporation

5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C

P R O S P E C T U S    S U P P L E M E N T

March 14, 2012

RBC CAPITAL MARKETS

BOFA MERRILL LYNCH

SANDLER O’NEILL + PARTNERS, L.P.

WELLS FARGO SECURITIES